SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                 June 30, 1994

                               (Date of Report)

                         OPTICAL RADIATION CORPORATION

            (Exact Name of Registrant as Specified in its Charter)

  California                  0-7530         95-2621568

    (State or other              (Commission        (IRS Employer
     Jurisdiction  of           File Number)     Identification No.)
     Incorporation)

                 1300 Optical Drive, Azusa, California  91702

                   (Address of Principal Executive Offices)

                                 (818) 969-3344

                         (Registrant's Telephone No.)







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Item 5.     OTHER EVENTS

      On June 30, 1994, Benson Eyecare Corporation ("Benson Eyecare"), Benson Acquisition Corporation, a California corporation and a wholly owned subsidiary of Benson Eyecare ("Merger Sub"), and Optical Radiation Corporation ("ORC") executed an agreement and plan of merger, a copy of which is incorporated by reference as Exhibit A hereto, and on July 6, 1994, Benson Eyecare, Merger Sub and ORC executed amendment No. 1 to the agreement and plan of merger, a copy of which is incorporated by reference as Exhibit B hereto (as so amended, the "Merger Agreement"). Pursuant to the terms of the Merger Agreement, which is incorporated herein by reference, Merger Sub will, subject to certain conditions being satisfied or waived, be merged with and into ORC (the "Merger") and ORC will survive the merger (the "Surviving Corporation") and become a wholly-owned subsidiary of Benson Eyecare.

      Upon the effectiveness of the Merger, each outstanding share of common stock, par value $0.50 per share ("Common Stock"), of ORC, with the exception of shares held in the treasury of ORC, shares owned by subsidiaries of ORC and shares held by stockholders who properly exercise dissenters' rights under the Corporations Code of the State of California, will be converted into the right to receive (a) $17.00 in cash, (b) the number of shares of Benson Eyecare's common stock equal to the Exchange Ratio (as defined below) and (c) a pro rata share of the OSP Disposition Proceeds (as defined below) (not including the Option Portion thereof, as defined below) plus, to the extent the amount of such proceeds is less than $2.00, a fraction (the "Fraction") of a share of Benson Eyecare's common stock having a value equal to the amount of such difference ((a), (b) and (c) collectively, the "Merger Consideration").

      The exchange ratio (the "Exchange Ratio") will be calculated as follows:
(a) if the average daily closing price (the "Average Closing Price") on the American Stock Exchange of Benson Eyecare common stock during the 20 consecutive trading days ending on the fifth trading day prior to the shareholders' meeting at which the ORC shareholders are to vote on the Merger exceeds $10.80, the Exchange Ratio is equal to $8.10 divided by the Average Closing Price; (b) if the Average Closing Price is $10.80 or less, but greater than $7.20, the Exchange Ratio is equal to .75; (c) if the Average Closing Price is $7.20 or less, but greater than $6.00, the Exchange Ratio is equal to one half of the sum of (i) .75 and (ii) the quotient obtained by dividing $5.40 by the Average Closing Price; (d) if the Average Closing Price is $6.00 or less and ORC shall not have elected to terminate the Merger Agreement pursuant to the terms of the Merger Agreement, the Exchange Ratio is equal to .825; and (e) if the Average Closing Price is $6.00 or less and ORC shall have elected to terminate the Merger Agreement pursuant to the terms of the Merger Agreement, but Benson Eyecare shall have thereafter timely elected to rescind such termination pursuant to the terms of the Merger Agreement, the Exchange Ratio is equal to $4.95 divided by the Average Closing Price.

      OSP disposition proceeds ("OSP Disposition Proceeds") means the following: the proceeds received by ORC prior to December 31, 1994 upon the sale of its Ophthalmic Surgical Products Division (the "OSP Division"), or any portion thereof, pursuant to agreements entered into on or prior to the effective date of the Merger, minus all costs and expenses of ORC associated with such dispositions, and plus (or minus) the present value to ORC of the






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net tax benefit (or cost) relating to the OSP Division arising from such disposition and the distribution to shareholders, provided that there shall be deducted from amounts that would otherwise be considered OSP Disposition Proceeds an amount equal to 15% of the amount by which the OSP Disposition Proceeds exceed $19,195,560.

      Pursuant to the terms of the Merger Agreement, ORC and the Stock Option Committee of its Board of Directors will take all action reasonably necessary or appropriate to offer to each stock option holder the opportunity to exchange each option for:

      (i) cash amount equal to the product of (X) the number of shares of Common Stock subject to such option and (Y) the difference between $23.00 and the per share exercise price of such option; provided, however, that if the option exercise price is greater than or equal to $23.00 per share, then no amounts are payable under this subparagraph
      (i); and

      (ii) an amount (payable in shares of common stock of Benson Eyecare) equal to the product of (W) the number of shares of Common Stock subject to such option and (X) the excess, if any of

            (A)   the Merger Consideration per share of Common Stock over

                        (B) the greater of (Y) the per share exercise price of such option and (Z) $23 per share.

      The common stock of Benson Eyecare issuable pursuant to this subclause
      (ii) will be obtained by the Surviving Corporation as follows: (1) if applicable, Benson Eyecare will furnish to the Surviving Corporation, without additional consideration, a number of shares of the common stock of Benson Eyecare equal to the number of shares of Common Stock subject to such option multiplied by the Fraction and (2) the Surviving Corporation will purchase from Benson Eyecare in exchange for OSP Disposition Proceeds of like value (the "Option Portion") all remaining shares of Benson Eyecare common stock so issuable.

      Fractional shares will not be issued, but the pro rata portion of the net proceeds of the sale of all such shares will be paid in cash to the persons entitled thereto. As a result of the conversion of the Common Stock, the Common Stock will be delisted from the Nasdaq National Market and will not be listed on any national securities exchange or quoted in any inter-dealer quotation system, and holders of Common Stock will become stockholders of Benson Eyecare.

      Additionally, if the Merger becomes effective, the directors of Merger Sub immediately prior to the Merger will become the directors of the Surviving Corporation, and the officers of ORC immediately prior to the Merger will become the officers of the Surviving Corporation.

      The foregoing summary of the terms of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

      On June 30, 1994, Optical Radiation Corporation issued a press release relating to the Merger, a copy of which is attached hereto as Exhibit C and incorporated herein by reference.

Item 7.     FINANCIAL STATEMENTS AND EXHIBITS




(a)   Financial statements of business acquired:  None

(b)   Pro forma financial information:  None

(c)   Exhibits:

            A     Merger Agreement, dated as of June 30, 1994, among Benson
            Eyecare Corporation, Benson Acquisition Company, Inc. and Optical Radiation Corporation (incorporated by reference to Exhibit 99.1 to the Benson Eyecare Corporation (Commission File No. 001-9435) Form 8-K dated June 30, 1994).

            B     Amendment No. 1 to Merger Agreement, dated as of July 6,
            1994, among Benson Eyecare Corporation, Benson Acquisition Company, Inc. and Optical Radiation Corporation (incorporated by reference to Exhibit 99.1 to the Benson Eyecare Corporation (Commission File No. 001-9435) Form 8-K dated June 30, 1994).

            C     Text of Press Release issued by Optical Radiation
            Corporation dated July 1, 1994.


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                                  SIGNATURES





Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                 OPTICAL RADIATION CORPORATION
                                            Registrant




Date     7/8/94                  /s/        Gary N. Patten
      -------------              ---------------------------------------
                                            Gary N. Patten
                                          Vice President - Finance
                                          (Chief Financial Officer)




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                                 EXHIBIT INDEX



Exhibit

A                 Merger Agreement, dated as of June 30, 1994, among Benson
            Eyecare Corporation, Benson Acquisition Company, Inc. and Optical RadiationCorporation (incorporated by reference to Exhibit 99.1 to the Benson Eyecare Corporation (Commission File No. 001-9435) Form 8-K dated June 30, 1994).

B                 Amendment No. 1 to Merger Agreement, dated as of July 6,
            1994, among Benson Eyecare Corporation,Benson Acquisition Company, Inc. and Optical Radiation Corporation(incorporated by reference to Exhibit 99.1 to the Benson Eyecare Corporation (Commission File No. 001-9435) Form 8-K dated June 30, 1994).

C                 Text of Press Release issued by Optical Radiation
            Corporation dated July 1, 1994

                         OPTICAL RADIATION CORPORATION
                                   EXHIBIT C



For:        Optical Radiation Corporation
            1300 Optical Drive
            Azusa, California 91702

            Benson Eyecare Corporation
            555 South Theodore Fremd Avenue
            Rye, New York 10580

Contact:    Richard D. Wood                     Roger S. Pondel
            Optical Radiation Corporation       Pondel Parsons & Wilkinson
            (818) 969-3344                      (310) 207-9300

            Martin E. Franklin                  Sue Cole
            Benson Eyecare Corporation          The Newlin Company
            (914) 967-9400                      (212) 689-0777



                     BENSON EYECARE AND OPTICAL RADIATION
                          ENTER INTO MERGER AGREEMENT

      July 1, 1994 -- Benson Eyecare Corporation (AMEX:EB), Rye, New York, and Optical Radiation Corporation (Nasdaq:ORCO) Azusa, California, today announced the signing of a definitive agreement under which Benson would acquire 100% of the outstanding stock of Optical Radiation.
      In the proposed merger, each share of common stock of Optical Radiation would be exchanged for $17.00 in cash, three-quarters of one share of Benson common stock (subject to possible adjustment) and the right to receive, on a pro rata basis, net proceeds with respect to the disposition of Optical Radiation's Ophthalmic Surgical Products Division, which Benson has guaranteed will be at least $2.00 per share, payable in additional Benson common stock.
      The number of shares of Benson common stock issuable in the proposed merger is subject to adjustment based upon fluctuations in the market price of Benson common stock above $10.80 or below $7.20. If such average trading price of Benson common stock is less than $6.00 per share, Optical Radiation may elect to terminate the merger agreement, unless Benson elects to provide additional shares of Benson common stock.
      The proposed merger is subject to the approval of the shareholders of Optical Radiation and Benson, the expiration of the Hart-Scott-Rodino waiting period and other customary closing conditions. The chairmen and chief executive officers of both companies have committed to vote in favor of the transaction. The parties anticipate that the transaction will be completed in October 1994.
      Martin E. Franklin, chairman and chief executive officer of Benson Eyecare, said, "The merger of Optical Radiation into our company will represent a significant opportunity to capitalize on a growing and dynamic market. We are delighted to combine the first class ophthalmic operations of Optical Radiation with the existing distribution capabilities of Benson.

      "Upon consummation of the transaction, Benson Eyecare will have progressed significantly with its stated strategy of attaining strong distribution capabilities across the total eyecare market. As a result of our strategic focus on distribution and the wholesale sector, Benson will immediately assess its presence as a retailer in the optical market," Franklin added.
      Richard D. Wood, chairman and chief executive officer of Optical Radiation, stated, "The proposed merger brings together two leading companies with complementary products and strengths to capture favorable demographic trends in the consumer eyewear market. We look forward to the benefits of combining our operations and the advantages that will be realized by our customers and employees. We also believe that the proposed merger is in the best interest of our shareholders."
      Benson Eyecare is the largest distributor of value-priced sunglasses and ready-to-wear reading glasses, and the largest U.S. operator of ophthalmologist-based dispensaries for prescription eyewear.
      Optical Radiation designs and manufactures a wide range of precision optical components and systems primarily for the vision care market. The company's products also have scientific and industrial applications.